Exhibit 99.1

NextEra Energy and Dominion Energy announce transformational Virginia benefits package that puts customers first and positions the Commonwealth as a global energy leader

Enhanced package would deliver long-term residential bill relief, create 1,000 new direct jobs in Virginia, accelerate clean energy development and build a new shareholder-funded co-headquarters tower for the combined company in downtown Richmond

•	Puts customers first by doubling residential bill credits from two years to four years, expanding low-income financial assistance by increasing EnergyShare, Dominion Energy’s shareholder-funded energy bill assistance program, by $100 million through 2038 and holding customers harmless from merger costs.

•	Delivers long-term affordability benefits by leveraging the combined company’s scale to buy, build, finance and operate more efficiently — a model demonstrated by Florida Power & Light Company’s track record of delivering typical residential bills more than 37% below the national average and reliability more than 60% better than the national average. Regular reviews by the Virginia State Corporation Commission will set base rates and ensure accountability.

•	Protects Virginia's families and small businesses by reaffirming support for the efforts of the State Corporation Commission, the General Assembly and the Governor to protect residential and business customers from costs associated with serving data centers.

•	Builds more clean energy and battery storage faster by accelerating solar, storage and other resources in Virginia to affordably power the Commonwealth’s growth, advance the Virginia Clean Economy Act and reduce reliance on expensive imported power.

•	Positions Virginia as a global energy leader by maintaining current employee headcount levels in Virginia for five years, bringing 1,000 new direct jobs to the Commonwealth, building a new shareholder-funded co-headquarters tower for the combined company in Richmond and supporting work in renewable energy development and supply chain management, battery storage operations, nuclear and small modular reactor innovation, enterprise technology and cybersecurity, among others.

•	Invests in Virginia’s workforce and supply chain through a $100 million workforce development fund, up to a $1 billion annual, five-year Virginia Supplier Program and a new annual global energy summit in Virginia.

•	Keeps Dominion Energy Virginia local by preserving its name, local leadership, employee workforce and accountability to the State Corporation Commission.

JUNO BEACH, Fla. and RICHMOND, Va., Sept. 14, 2026 — In direct response to feedback from policymakers and other stakeholders, NextEra Energy, Inc. (NYSE: NEE) and Dominion Energy, Inc. (NYSE: D) today announced a transformational Virginia benefits package as part of their proposed combination, designed to put customers first while positioning the Commonwealth as a global energy leader with long-term bill relief for residential customers, long-term affordability benefits, data center cost protections, accelerated clean energy deployment and thousands of new direct and indirect jobs in Richmond and across the Commonwealth.

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The package is organized around the priorities Virginians have made clear: affordability, jobs and building more clean energy and battery storage faster to decrease reliance on expensive imports. It puts customers first by proposing four years of residential bill credits, delivering long-term affordability benefits, expanding low-income financial assistance and ensuring data centers pay their fair share. At the same time, it would position Virginia as a global energy leader, with a major new NextEra Energy presence in Richmond, significant new jobs across Virginia, a stronger local supply chain and national-scale energy innovation anchored in the Commonwealth.

“This is a Virginia-first package, and it starts with customers,” said John Ketchum, chairman, president and CEO of NextEra Energy. “We are proposing to double residential bill relief from two years to four years, along with expanded low-income financial assistance and long-term affordability benefits. We are also reaffirming our support for the State Corporation Commission, Governor and General Assembly’s efforts to protect residential and small business customers from costs associated with serving data centers. Just as important, this package would help Virginia build more of the clean energy and infrastructure it needs faster, so the Commonwealth can reduce its reliance on expensive imported power. And it would do that while positioning Virginia as a major energy leader, bringing NextEra Energy jobs, good-paying supplier jobs, workforce investment, economic development and national-scale energy technology and innovation to Virginia. This is the kind of customer-focused, job-creating package this combination makes possible.”

“Dominion Energy Virginia will remain locally led, separately regulated and accountable to the State Corporation Commission,” said Robert Blue, chair, president and CEO of Dominion Energy. “The same local teams, led by Ed Baine, that customers know and trust will continue serving the Commonwealth. This package builds on that foundation by adding NextEra Energy’s scale, capital and capabilities to help support Virginia’s growth while keeping customers, reliability and affordability at the center of everything we do. It brings new jobs, maintains our existing Virginia employee headcount levels for five years and positions the Commonwealth to become a global energy leader. The benefits to our customers and the Commonwealth from this combination are things we cannot deliver on our own.”

Putting customers first

Under the expanded package, the companies would seek to double residential bill relief, extending $10 per month in bill credits from the previously proposed two years to four years, by working with the State Corporation Commission (SCC) to redirect the portion of credits that would otherwise go to large-scale data centers toward additional relief for residential customers and increasing the aggregate shareholder-funded Virginia customer credit amount.

The companies would also expand low-income financial assistance by increasing EnergyShare, Dominion Energy’s shareholder-funded energy bill assistance program, by $100 million through 2038 and reaffirm their existing commitment to hold customers harmless from all merger costs. Customers will not pay one cent for this combination.

The companies said the package would support long-term affordability by using the combined company’s scale to buy, build, finance and operate more efficiently over time, with future base rates continuing to be set by the SCC once every two years. When combined with the credits, customers are receiving long-term affordability benefits that a standalone Dominion Energy cannot offer.

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The benefits of scale

The long-term customer benefits in the expanded package are grounded in NextEra Energy’s operating track record and scale advantages that have translated into lower costs and stronger outcomes for customers over time. The ability to buy, build, operate and finance more efficiently helps drive affordability over the long term.

Since 2006, NextEra Energy’s utility subsidiary, Florida Power & Light Company (FPL), has increased customer accounts by more than 36% and generation capacity by more than 60%, while improving reliability by more than 40% and lowering bills by 20% in real dollars. Today, FPL’s non-fuel operations and maintenance expense is more than 70% below the national average, its typical residential bills are 37% below the national average, and its reliability is more than 60% better than the national average, all while making investments in affordable generation to keep pace with increasing electric demand in the 14th largest economy in the world.

While Dominion Energy Virginia would remain locally led, separately regulated and accountable to the SCC, those same scale advantages and operating efficiencies are some of the core long-term benefits NextEra Energy would bring to Virginia.

Ensuring data centers pay their fair share

NextEra Energy and Dominion Energy also reaffirmed their support for the efforts of the SCC, General Assembly and Governor to protect residential and small business customers from costs associated with serving data centers.

The companies said that principle is consistent with Dominion Energy’s GS-5 rate class, FPL’s large-load tariff (which is one of the most protective in the nation), both companies’ support for the Ratepayer Protection Pledge and Virginia’s recently passed legislation, which reinforces that data centers should pay their fair share.

Building more clean energy and infrastructure faster

The expanded package would help accelerate the buildout of Virginia generation, including solar, storage, dispatchable resources and nuclear, while leveraging the combined company’s existing Virginia assets, like the Virginia City Hybrid Energy Center, to support reliability as the Commonwealth builds the next generation of energy infrastructure.

The companies would also leverage their combined experience, supply chain, construction platform and scale to accelerate renewable energy and storage development in accordance with the Virginia Clean Economy Act.

“Virginia should not have to choose between affordability, reliability and clean energy,” Blue said. “The answer is to build affordably, build faster and build in a way that protects customers.”

Making Virginia a global energy leader

The expanded package would position Virginia, anchored by Richmond and connected to communities across the Commonwealth, as a major center for the future of energy.

NextEra Energy would maintain current employee headcount levels in Virginia for five years, add 600 new NextEra Energy jobs in Virginia and work with suppliers who are expected to bring 400 additional jobs to the Commonwealth. NextEra Energy also would build, at its shareholders’ expense, a new NextEra Energy office tower in Richmond beside the existing Dominion Energy headquarters building as a part of the combined company’s co-headquarters to accommodate the new jobs as well as existing Dominion Energy jobs and future growth.

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The new Richmond presence would support work in renewable energy development and supply chain management, battery storage operations, nuclear and small modular reactor innovation, enterprise technology and cybersecurity, among others.

The companies also would host an annual global energy summit in Virginia, bringing chief executives, investors and policymakers to focus on innovation, technology and the energy infrastructure required to power economic growth.

“Virginia already leads in technology and defense,” Ketchum said. “With this combination, Virginia can also lead in energy.”

Investing in Virginia workers and suppliers

The companies would contribute $100 million to directly support workforce development in Virginia. The investment would include working with union partners to support career development, hands-on training and apprenticeships and establish a newly created independent organization to operate a workforce development fund for Virginia, governed by a board drawn from the Commonwealth's trade schools, colleges, universities, technical colleges and community colleges, directed at training Virginians for the jobs this global leadership opportunity would create.

The companies would establish up to a $1 billion annual, five-year Virginia Supplier Program through spending commitments that support cost-competitive contractors, suppliers and service providers doing business in Virginia. They would use the combined company’s purchasing scale to bring suppliers, vendors and engineering and construction partners into the state, expand the role of the Port of Virginia in the energy supply chain and hire local firms and workers to help build the new NextEra Energy office tower. Already, more than nine other companies intend to establish or expand their presence in Virginia if the combination is approved, bringing additional investment and good-paying jobs to the Commonwealth.

Keeping Dominion Energy Virginia local

The expanded package builds on existing commitments to maintain dual headquarters in Richmond and Juno Beach, preserve Dominion Energy Virginia’s local leadership, workforce, oversight and energy mix, maintain the Virginia-based board of directors for Dominion Energy Virginia just as it is today and keep Dominion Energy Virginia locally led, separately regulated and accountable to the SCC.

Dominion Energy Virginia would retain its name. Ed Baine would continue to lead Dominion Energy Virginia. Dominion Energy Virginia’s president would remain a Virginia resident. Bob Blue would lead all NextEra Energy regulated utilities. NextEra Energy’s CEO would maintain a Virginia residence.

The companies also reaffirmed their commitment to enhanced Virginia storm response and mutual aid, with absolutely no Virginia funding for Florida storm restoration.

Building something greater together

“This package answers the central question before Virginia: how do we keep bills affordable, protect customers, create jobs and build the energy infrastructure the Commonwealth needs to grow while driving energy independence?” Ketchum said. “The answer is a stronger Dominion Energy Virginia, still local, still regulated in Virginia, with the scale, low-cost platform and capabilities of NextEra Energy behind it.”

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Blue added, “This combination is about building something greater together for Virginia: stronger customer benefits, more jobs, more clean energy, more local investment and a utility that remains focused on the customers and communities it serves.”

Regulatory review and approvals

The proposed combination remains subject to required regulatory approvals, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and other customary closing conditions. The companies today submitted additional information regarding this enhanced Virginia benefits package to the SCC.

These commitments are contingent upon approval and closing of the proposed combination. In the event of any inconsistency, the commitments contained in the companies' regulatory filings, as approved by the applicable regulatory authorities, will govern.

The companies continue to expect the transaction to close in the second half of 2027.

Additional information

For more information about the proposed combination, including a presentation detailing the companies’ commitments and benefits for customers and the Commonwealth, please visit DominionNextEraFuture.com.

About NextEra Energy

NextEra Energy, Inc. (NYSE: NEE) is the largest electric power and energy infrastructure company in North America and is a leading provider of electricity to American homes and businesses. Headquartered in Juno Beach, Florida, NextEra Energy is a Fortune 200 company that owns Florida Power & Light Company, America's largest electric utility, which provides reliable electricity to approximately 12 million people across Florida. NextEra Energy also owns the largest energy infrastructure development company in the U.S., NextEra Energy Resources, LLC. NextEra Energy and its affiliated entities are meeting America's growing energy needs with a diverse mix of energy sources, including natural gas, nuclear, renewable energy and battery storage. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

About Dominion Energy

Dominion Energy, Inc. (NYSE: D), headquartered in Richmond, Virginia, provides electricity service to 3.6 million homes and businesses in Virginia and the Carolinas and natural gas service to 500,000 customers in South Carolina. For more information, visit www.DominionEnergy.com.

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Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included or incorporated by reference in this news release, including, among other things, statements regarding the proposed business combination transaction between NextEra Energy, Inc. (NextEra Energy) and Dominion Energy, Inc. (Dominion Energy) and future events, plans and anticipated results of operations, business strategies, the anticipated benefits of the proposed transactions, the anticipated impact of the proposed transactions on the combined company’s business and future financial and operating results, the anticipated closing date for the proposed transactions and other aspects of NextEra Energy’s or Dominion Energy’s operations or operating results, are forward-looking statements. Words and phrases such as “ambition,” “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions or events can be used to identify forward-looking statements. Where, in any forward-looking statement, NextEra Energy or Dominion Energy expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. Any forward-looking statement is not a guarantee of future performance, outcomes or results and is subject to numerous risks, uncertainties and other factors, many of which are beyond NextEra Energy’s or Dominion Energy’s control, that could cause actual performance, outcomes or results to differ materially from what is expressed or implied in the forward-looking statement.

These factors include a failure by NextEra Energy to successfully integrate Dominion Energy’s businesses and technologies, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the expected benefits of the proposed transactions may not be fully realized or may take longer to realize than expected; each party’s ability to consummate the proposed transactions and the timing of the closing of the proposed transactions, including the risk that the conditions to closing are not satisfied on a timely basis or at all or the failure of the transactions to close for any other reason or to close on the anticipated terms, including with the anticipated tax treatment; the risk that any governmental or regulatory approval, consent or authorization that may be required for the proposed transactions is not obtained, is delayed or is obtained subject to conditions that are not anticipated or that cause the termination of the merger agreement and abandonment of the transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement by either party; the risk that certain provisions in the merger agreement or the pendency of the transactions may impact either party’s ability to pursue certain business opportunities or strategic transactions; unanticipated difficulties, liabilities or expenditures relating to the transactions, including the impact of potential litigation relating to the transactions; the effect of the announcement, pendency or completion of the proposed transactions on the parties’ business relationships and business operations generally, including the parties’ relationship with regulators, suppliers, vendors and customers; the effect of the announcement or pendency of the proposed transactions on the parties’ common stock prices and uncertainty as to the long-term value of either party’s common stock; risks that the proposed transactions disrupt either party’s current plans and operations, including due to the diversion of the attention of management from ordinary course business operations, and potential difficulties in hiring or retaining employees as a result of the proposed transactions; any rating agency actions; the impact of the announcement or pendency of the proposed transactions on either party’s ability to access capital, including the short- and long-term debt markets, on a timely and affordable basis; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities of NextEra Energy and in the financial results of NextEra Energy or Dominion Energy; and the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity or gas. The definitive proxy statement/prospectus filed by Dominion Energy with the Securities and Exchange Commission (SEC) on July 28, 2026 (available at https://www.sec.gov/Archives/edgar/data/715957/000110465926087585/tm2621467-2_defm14a.htm) describes additional risks relating to the proposed transactions and combined company. While the list of factors presented here and the list of factors presented in Dominion Energy’s definitive proxy statement/prospectus are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to NextEra Energy’s and Dominion Energy’s respective periodic reports and other filings with the SEC, including the risk factors contained in NextEra Energy’s and Dominion Energy’s most recently filed Annual Reports on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.

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Any forward-looking statements included in this news release represent current expectations and are inherently uncertain and are made only as of the date hereof (or, if applicable, the dates indicated in such statement). Except as required by law, neither NextEra Energy nor Dominion Energy undertakes or assumes any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

No Offer or Solicitation

This news release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Transactions and Where to Find It

In connection with the pending transactions, NextEra Energy has filed with the SEC the Registration Statement, which includes a joint proxy statement of NextEra Energy and Dominion Energy that also constitutes a prospectus of NextEra Energy. The Registration Statement was declared effective by the SEC on July 23, 2026, and NextEra filed a definitive joint proxy statement/prospectus with the SEC on July 28, 2026. Each of NextEra Energy and Dominion Energy may also file other relevant documents with the SEC regarding the pending transactions. This news release is not a substitute for the Registration Statement or the definitive joint proxy statement/prospectus or any other document that NextEra Energy or Dominion Energy may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT NEXTERA ENERGY, DOMINION ENERGY, THE PENDING TRANSACTIONS AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Registration Statement, the definitive joint proxy statement/prospectus and other documents containing important information about NextEra Energy, Dominion Energy and the pending transactions filed or that will be filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by NextEra Energy are available free of charge on NextEra Energy’s website at http://www.investor.nexteraenergy.com/ or by contacting NextEra Energy’s Investor Relations Department by email at investors@nexteraenergy.com or by phone at (800) 222-4511. Copies of the documents filed with the SEC by Dominion Energy are available free of charge on Dominion Energy’s website at http://investors.dominionenergy.com or by contacting Dominion Energy’s Investor Relations Department by email at investor.relations@dominionenergy.com or by phone at (804) 819-2438.

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Media and Investor Contacts

NextEra Energy media contact: (561) 694-4442, media.relations@nexteraenergy.com

NextEra Energy investor relations contact: Michael Dowling, (561) 694-4697, investors@nexteraenergy.com

Dominion Energy media contact: Jeremy Slayton, 804-771-6115, jeremy.l.slayton@dominionenergy.com

Dominion Energy investor relations contact: David McFarland, (804) 819-2438, David.M.McFarland@dominionenergy.com

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